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                                                                    Exhibit 23.1
                                                                    ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Koo Roo Roo, Inc.
Los Angeles, California

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-3360), in the Registration Statement on Form S-3 (333-23-263) and in the Registration Statement on Forms S-8 of our report dated March 20, 1998 relating to the consolidated financial statements of Koo Koo Roo Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



                                               BDO SEIDMAN, LLP

Los Angeles, California
March 20, 1998